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                                                                    Exhibit 32.1

                                  CERTIFICATION
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
        (SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF TITLE 18,
                               UNITED STATES CODE)

      Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), each of the undersigned officers of The Goodyear Tire & Rubber Company, an Ohio corporation (the "Company"), hereby certifies with respect to the Quarterly Report on Form 10-Q/A of the Company for the quarter ended September 30, 2003 as filed with the Securities and Exchange Commission (the "10-Q/A Report") that to his knowledge:

      (1) the 10-Q/A Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) the information contained in the 10-Q/A Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:   August 3, 2004                       /s/ Robert J. Keegan
                           ----------------------------------------------------
                                                Robert J. Keegan
                                     President and Chief Executive Officer
                                                        of
                                       The Goodyear Tire & Rubber Company

Dated:   August 3, 2004                    /s/ Richard J. Kramer
                           ----------------------------------------------------
                                            Richard J. Kramer
                           Executive Vice President and Chief Financial Officer
                                                       of
                                     The Goodyear Tire & Rubber Company